Exhibit 6

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D with respect to the Common Shares, par value $0.01 per share, of Kestrel Group Ltd is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: March 20, 2026

Bradford Luke Ledbetter

/s/ Bradford Luke Ledbetter

Bradford Luke Ledbetter 2006 Grantor Trust No. 2

/s/ Bradford Luke Ledbetter
Name: Bradford Luke Ledbetter
Title: Trustee

Shari Ann Ledbetter Irrevocable 2019 Trust

/s/ Bradford Luke Ledbetter
Name: Bradford Luke Ledbetter
Title: Trustee

[Signature Page to Joint Filing Agreement]